                                                                    Exhibit 99.2


                           ARTICLES OF INCORPORATION
                                      OF
                           MIDWESTERN SERVICES, INC.


     The undersigned, for the purpose of forming a corporation pursuant to the Business Corporation Law of Nebraska, does hereby adopt the following Articles of Incorporation.


     1.  NAME:  Midwestern Services, Inc.


     2.  DURATION:  The corporation shall have perpetual existence.


     3. PURPOSE: The general nature of the business to be transacted by the corporation shall be:

          a) To buy, own, control, acquire, sell, manage, conduct, service and otherwise deal in and with respect to banks, companies, service companies and businesses, and to provide services in connection with said entities and to own stock in said entities; and

          b) To buy, sell, lease, own and hold and otherwise acquire or dispose of real and personal property and facilities necessary, suitable or desirable in the conduct of its business or for the gain of the corporation.


     4. POWERS: The corporation shall have all powers, rights and privileges conferred upon corporations by the Nebraska Business Corporation Act and any enlargement of such powers by subsequent legislative acts; in addition, the corporation shall have and may exercise all powers, rights and privileges not otherwise denied corporations by the laws of the State of Nebraska as are necessary, suitable or expedient to the purposes set forth in Article 3 above.


     5. CAPITAL STOCK: The corporation shall have two classes of stock, common and preferred. It shall have the authority to issue 40,000 shares of common stock of the par value of $3.50 per share and 35,000 shares of preferred stock of the par value of $3.00 per share for a total authorized capital of $245,000.00.

          a) No stockholder of this corporation shall have any pre-emptive rights whatsoever to subscribe or purchase any of the stock of this corporation now or hereafter issued or authorized or any of the securities of the corporation convertible into the stock of this corporation or carrying any right to purchase the same but any such stock, warrants, options or securities may not be issued and disposed of pursuant to the resolution of the Board of Directors to such persons, firms, associations or corporations and upon such terms as may be deemed advisable by the Board of Directors, without first offering such stocks, securities or any part thereof of existing stockholders, on a pro rata basis.

          b) The corporation by appropriate By-laws may place restrictions upon the alienation of shares of its stock and may prescribe conditions for the transfer thereof.

          c) Stock shall be paid for either in cash or by the transfer to the corporation of property or for services rendered for the benefit of the corporation of equivalent cash value and the judgment of the Board of Directors as to the value of property or services exchanged for capital stock shall be conclusive. Any and all shares so issued for which the consideration so fixed has been paid or delivered to the corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.


     6. INTEREST OF DIRECTORS IN TRANSACTIONS: In the absence of fraud, no contract or other transaction between the corporation and one or more directors, or between the corporation and any corporation syndicate, partnership or association in which one or more of its directors are directors, or are financially interested, shall be either void or voidable by reason of the fact that such director or directors are present and counted in determining the quorum at the meeting of the Board of Directors authorizing such contract or transaction or that his or their votes are counted for such purposes, if:

          a) The fact of such common directorship or financial interest be disclosed or known to the Board of Directors and noted in the minutes and the Board shall authorize, approve or ratify such contract or transaction in good faith; or

          b) The fact of such common directorship or financial interest be disclosed or known to the holders of the common stock and they approve or ratify such contract or transaction in good faith; or

          c) The contract or transaction be just and reasonable as to the corporation at the time it was authorized or approved.


     7. REGISTERED OFFICE AND REGISTERED AGENT: The street address of the registered office of the corporation is 300 South 19th Street, Omaha, Nebraska 68102, and the name of the registered agent at that address is D.C. Bradford III.


     8. The name and address of the incorporator is: D.C. Bradford III, 300 South 19th Street, Omaha, Nebraska



                                        ________________________________________
                                        D.C. Bradford III
                                        Incorporator

STATE OF NEBRASKA  )
                   )  ss.
COUNTY OF DOUGLAS  )


     On this ___ day of March, 1976, before me, a Notary Public, personally appeared D.C. Bradford III to me known to be the person whose name is subscribed to the foregoing instrument and he acknowledged the execution thereof to be his voluntary act and deed.


     IN WITNESS WHEREOF, I have set my hand and seal the date last above written.


                                        ________________________________________
                                        Notary Public

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

                         OF MIDWESTERN SERVICES, INC.


     The undersigned corporation hereby amends its Articles of Incorporation in accordance with the Nebraska Business Corporation Act as follows:



                                   ARTICLE I

                                     NAME
                                     ----

     The name of the corporation is MIDWESTERN SERVICES, INC.



                                  ARTICLE II

                                   AMENDMENT
                                   ---------

     Section 5 of the original Articles of Incorporation shall be amended to provide as follows:

     5. Capital Stock. The corporation shall have three classes of stock as follows:

         (a) Common Stock. The aggregate number of shares of common stock which the corporation shall have the authority to issue is 75,000 shares of common stock and the par value of each of said shares shall be $3.50.

         (b) Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock. The aggregate number of shares of Class A Preferred Stock which the corporation shall have the authority to issue 35,000 shares of Class A Preferred Stock and the par value of each of said shares shall be $3.00.

         (c) Class B, Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock. The aggregate number of shares of Class B Preferred Stock which the corporation shall have the authority to issue is 23,500 shares of Class B Preferred Stock and the par value of each of said shares shall be $100.00.

              No stockholder of this corporation shall have any pre-emptive rights whatsoever to subscribe or purchase any of the stock of this corporation now or hereafter issued or authorized or any of the securities of the corporation convertible into the stock of this corporation or carrying any right to purchase the same.

              The preferred stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences, and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

              (i) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

              (ii) The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

              (iii) The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

              (iv) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation;

              (v) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

              (vi) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion;

              (vii) Sinking fund provisions, if any, for the redemption or purchase of shares;

              (viii) Any other relative rights, preferences, and limitations of that series allowable under the laws of the State of Nebraska.

                                  ARTICLE III

                               DATE OF ADOPTION
                               ----------------

     The amendment was adopted by the shareholders on the 8th day of October, 1984.



                                  ARTICLE IV

                                    CONSENT
                                    -------

     Consent to the amendment has been given in writing by all of the directors and by the holders of all of the shares entitled to vote on such amendment.

     DATED this 8th day of October, 1984.


                                        MIDWESTERN SERVICES, INC.


                                        By: ____________________________________
                                            RAYMOND D. PAPE, President


                                        By: ____________________________________
                                            THOMAS F. MCGOWAN,
                                            Secretary

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

                         OF MIDWESTERN SERVICES, INC.

     The undersigned corporation hereby amends its Articles of Incorporation in accordance with the Nebraska Business Corporation Act as follows:

                                   ARTICLE I

                                     NAME
                                     ----

     The name of the corporation is MIDWESTERN SERVICES, INC.

                                  ARTICLE II

                                   AMENDMENT
                                   ---------

     Section 5(a) of the original Articles of Incorporation shall be amended to provide as follows:

          (a) Common Stock. The aggregate number of shares of common stock which the corporation shall have the authority to issue is 80,000 shares of common stock and the par value of each of said shares shall be $3.50.

                                  ARTICLE III

                               DATE OF ADOPTION
                               ----------------

     The amendment was adopted by the shareholders on the 20th day of December, 1984.

                                  ARTICLE IV

                                    CONSENT
                                    -------

     Consent to the amendment has been given in writing by all of the directors and by the holders of all of the shares entitled to vote on such amendment.

     DATED this 20th day of December, 1984.

                                    MIDWESTERN SERVICES, INC.

                                    By:___________________________
                                       RAYMOND D. PAPE, PRESIDENT


                                    By:___________________________
                                       THOMAS F. MCGOWAN,
                                        Secretary

                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                           MIDWESTERN SERVICES, INC.


     Pursuant to the provisions of Section 21-2015 of the Nebraska Business Corporation Act, the undersigned corporation states as follows:



                                      I.

                                     NAME
                                     ----

     The name of the corporation is MIDWESTERN SERVICES, INC.



                                      II.

                                  RESOLUTION
                                  ----------

     The following resolution was adopted by the Board of Directors of the corporation on February 15, 1985:

     "RESOLVED, that the company shall be authorized to issue shares of its Class A and Class B Preferred Stock with the following relative rights, preferences and limitations:

     (a) Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock. The relative rights and preferences of the authorized shares of Class A Preferred Stock of the company shall be as follows:

          (i) The Class A Preferred Stock shall have priority over all shares of the common, as to payment of dividends and as to the distribution of assets upon liquidation, distribution or winding up of the Company, provided, however, the Class B Preferred Stock shall have priority over all shares of Class A Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, distribution or winding up of the Company.

          (ii) The preferential dividend rate of the Class A Preferred Stock shall be six per centum (6%) of the par value thereof per share, per annum, payable on January 5, of each year. The dividends upon the Class A Preferred Stock shall be cumulative from the date of issue thereof so that if dividends for any past dividend period shall not have been paid thereon, the Deficiency shall be fully paid, but with interest from the payment due date to the date of payment at a rate equal to the dividend rate in effect for each respective year during which the default continues, before any dividend or other distribution in cash or otherwise shall be paid upon or set apart for the common stock. Any dividend declared or paid on Class A Preferred Stock in any amount less than the full dividend then accumulated and unpaid on all outstanding shares shall be divided on a per share basis among the holders of the Class A Preferred Stock. Whenever the full dividend upon the Class A Preferred Stock for all past dividend periods shall have been paid, and the full dividend thereon for the then current dividend period shall have been paid, dividends upon any common stock of the Company may be declared by the Board of Directors out of the remainder of the assets available therefor.

          (iii) All, but not less than all, of the Class A Preferred Stock may be called for redemption by the Company and its option at any time from its date of issue, by paying therefor in cash the par value thereof, plus accrued dividends, and interest thereon, if any, prorated to the date fixed for redemption, such sum being the redemption price. At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such Preferred Stock, addressed to the last post office address shown on the records of the Company or the address designated to the Company by any holder of Class A Preferred Stock. On the date fixed for redemption, and stated in such notice, each holder of such Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          (iv) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Class A Preferred Stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of any other class of stock other than the Class B Preferred Stock, to be paid the par value thereof, together with a sum of money equivalent to dividends at the rate provided herein from the date of issuance to the date of payment thereof, less the amount of dividends, theretofore paid thereon, and to no more. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of Class A Preferred Stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of Class A Preferred Stock issued and outstanding.

     (b) Class B, Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock. The relative rights and preferences of the authorized shares of Class B Preferred Stock of the Company shall be as follows:

          (i) The Class B Preferred Stock shall have priority over all shares of Class A Preferred Stock, as to payment of dividends and as to the distribution of assets upon liquidation, distribution or winding up of the Company.

          (ii) The preferential dividend rate of the Class B Preferred Stock shall be nine per centum (9%) of the par value thereof per share, per annum, payable on January 5, of each year. The dividends upon the Class B Preferred Stock shall be cumulative from the date of issue thereof so that if dividends for any past dividend period shall not have been paid thereon, the deficiency shall be fully paid, but with interest from the payment due date to the date of payment at a rate equal to the dividend rate in effect for each respective year during which the default continues, before any dividend or other distribution in cash or otherwise shall be paid upon or set apart for the common stock or Class A Preferred Stock. Any dividend declared or paid on Class B Preferred Stock in any amount less than the full dividend then accumulated and unpaid on all outstanding shares shall be divided on a per share basis among the holders of the Class B Preferred Stock. Whenever the full dividend upon the Preferred Stock for all past dividend periods shall have been paid, and the full dividend thereon for the then current dividend period shall have been paid, dividends upon any other class of stock of the Company may be declared by the board of Directors out of the remainder of the assets available therefor.

          (iii) All, but not less than all, of the Class B Preferred Stock may be called for redemption by the Company at its option at any time from its date of issue, by paying therefor in cash the par value thereof, plus accrued dividends, and interest thereon, if any, prorated to the date fixed for redemption, such sum being the redemption price. At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such Preferred Stock, addressed to the last post office address shown on the records of the Company or the address designated to the Company by any holder of Class B Preferred Stock. On the date fixed for redemption, and stated in such notice, each older of Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          (iv) Without the written consent of the holders of all the shares of this Class of Preferred Stock, at any time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this Class of Preferred Stock shall vote separately as a class, the Company shall not hereafter (a) issue or become obligated to issue any shares of any class of its Stock having priority over or having parity with Class B Preferred Stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, dissolution or winding up of the Company; (b) amend the provisions set forth in this Statement of Resolution establishing the terms of this Class B Preferred Stock; or (c) redeem any shares of Class A Preferred Stock of the Company.

          (v) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Class B Preferred Stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of any other class of stock, to be paid the par value thereof, together with a sum of money equivalent to dividends at the rate provided herein from the date of issuance to the date of payment thereof, less the amount of dividends theretofore paid thereon, and to no more. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of Class B Preferred Stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of Class B Preferred Stock issued and outstanding.

          (vi) Without the prior written approval of the holders of 100% of the issued and outstanding shares of Class B Preferred Stock;

                 (a) The Company will not consolidate with or merge with or into any corporation or other entity (whether the

                      Company or such other corporation or entity is the survivor);

                 (b) The Company will not cause or permit First Westside Bank of Omaha, Omaha, Nebraska (the "Bank"), to consolidate with or merge with or into any corporation or other entity (whether the Bank or such other corporation or entity is the survivor) or convert its charter other than to a commercial bank;

                 (c) The Company will not, directly or indirectly, sell, transfer or otherwise dispose of any shares of stock of the Bank or warrants, rights or options to acquire such shares, except as directors, qualifying shares if and to the extent required by applicable law;

                 (d) The Company will not cause or permit the Bank, directly or indirectly, to issue or sell any shares of its stock or warrants, rights or options to acquire such shares except to the Company or as directors, qualifying shares if and to the extent required by applicable law;

                 (e) The Company will not sell all or substantially all of its assets and the Company will not cause or permit the Bank to sell all or substantially all of its assets;

                 (f) The Company will not cause or permit any subsidiary of the Company, whether now owned or hereafter acquired, to issue or have outstanding any shares of any class of stock which are entitled to preference or priority over shares of common stock of such subsidiary owned by the Company with respect to either the payment of dividends or the distribution of assets upon liquidation.

                 (g) The Company will not, directly or indirectly, contingently or otherwise, remain, incur, assume or become liable for indebtedness of itself or another in an aggregate amount greater than the maximum amount of indebtedness which the Company shall have immediately following acquisition of control of the Bank, as represented by the Company in its Application to the Board of Governors of the Federal Reserve System for approval to acquire control of the Bank; and the Company will not redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of stock of the Company now or hereafter outstanding (except shares of the Company's Class B Preferred Stock in accordance with the provisions of paragraph (iii) hereof, provided, however, that notwithstanding the foregoing provisions of this subparagraph (g), the Company can purchase or redeem shares of its common stock if the gross consideration paid by the Company for such purchase or redemption, when aggregated with the gross consideration paid by the Company for all such purchases or redemptions occurring subsequently to issuance of its Class B Preferred Stock, does not exceed 10% of the Company's consolidated net worth at the time of such purchase or redemption and if the Company is not them in default in payment of dividends on its Class B Preferred Stock, and after such redemption, Bank's capital-to-asset ratio is equal to or exceeds the requirements of the Department of Banking and Finance of the State of Nebraska, provided, a qualified Employee Stock Option Plan of Company may purchase stock of the Company without such purchase being deemed a violation of this subparagraph (g); or

                 (h) The Company will not cause or permit "control" of the Company, as that term is defined in 12 CFR /section/225.2(d), as in effect on October 1, 1984, to pass to any person who is not a holder of record of common stock of the Company at the time of issuance of its Class B Preferred Stock.

                      At least sixty (60) days prior to the occurrence of any and each event described in subparagraphs (a) through (g) of this paragraph (vi), the Company shall give notice in writing to all holders of record of Class B Preferred Stock of the proposed occurrence of such event. If 100% of such holders do not give prior approval in writing to the occurrence of such proposed event, then before the Company will cause or permit such proposed event to occur, and as a condition precedent thereto, the Company shall redeem and pay the redemption price of all outstanding Class B Preferred Stock in accordance with the terms of paragraph (iii) hereof.

          (vii) For so long as any shares of Class B Preferred Stock are issued and outstanding, the Company shall provide to holders thereof, at the same times and in the same manner as the Company provides to holders of its common stock, the same financial statements and other information with respect to the Company and the Bank which the Company provides to holders of its common stock, and the Company shall provide to holders of Class B Preferred Stock, not less than annually, a certificate of an officer of the Company stating that no event has occurred which, pursuant to the provisions of paragraph (vi) hereof, required prior Unanimous approval of holders of Class B Preferred Stock.

     (c) Voting Rights. All shares of Class A and Class B Preferred Stock shall be non-voting shares except as specifically provided herein or pursuant to the Nebraska Business Corporation Act.



                                      III.

                                   AMENDMENT
                                   ---------

     Upon the filing and recording in the office of the Secretary of State of Nebraska of this document, the resolution stated herein establishing classes of preferred stock and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of Section 5 of the original Articles of Incorporation.

     Dated this ______ day of ___________________ , 1985.


                                        MIDWESTERN SERVICES, INC.


                                        By: ____________________________________
                                            Raymond D. Pape, Jr.,
                                            President


                                        By: ____________________________________
                                            Thomas F. McGowan, Secretary